EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-179443,  333-204410 and 333-224836) and Form S-3 (No. 333-239980) of Biomerica, Inc. and Subsidiaries, of our report dated August 31, 2020, relating to the consolidated financial statements as of May 31, 2020 and 2019 and for the years ended May 31, 2020 and 2019, which appears in this Form 10-K.

/s/ PKF, LLP

PKF, LLP

San Diego, CA August 31, 2020